UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2006 (September 18, 2006)

SoftNet Technology Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-07693	74-3035831
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Woodbridge Corporate Plaza
485 Route 1 South, Building C, Suite 350A
Iselin, New Jersey  08830
(Address of Principal Executive Offices)

(Prior Address if Changed From Last Report)

(908) 212-1799
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets

As disclosed in the Company's 8-K dated October 5, 2006, On September 29, 2006, the Company entered into a Merger Agreement with PeriNet Technologies, LLC (PeriNet), a Pennsylvania based information technology firm, whereby PeriNet would merge with and into the Company. Under the terms of the merger, the Company shall in consideration of the payment to PeriNet of Two Hundred Ten Thousand dollars ($210,000) in cash to be paid in the following manner: (i) $100,000 the receipt and sufficiency of which is acknowledged by the Members; (ii) $55,000 on or before March 1, 2007; and (iii) $55,000 on or before May 15, 2006 (collectively, the “Cash Payout Dates”) and issuance by the Company to the individual Members of PeriNet, pro rata, on an earned out basis, of a maximum of one million four hundred and seventy thousand dollars ($1,470,000) worth of unregistered, restricted, The Company Common Stock. The The Company Shares shall come with “piggy back” registration rights so that in the event The Company files a Registration Statement at any time in the future, The Company will include the The Company Shares in such Registration Statement.  The exact number of shares due at the time of the execution of this Agreement shall be determined by taking $700,000 worth of the The Company Shares and dividing that number by $.05 which represents the average closing price for the five trading days immediately prior to the Merger.  The exact number of shares due at the close of each calendar quarter shall be determined by taking the earned portion of the The Company Shares and dividing that number by the average closing price for the five trading days immediately prior to the close of the calendar quarter. The certificates representing the The Company Shares shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws.  The The Company Shares shall be validly issued and outstanding, fully paid, and non-assessable.

The Company Shares shall be earned as follows: (i) $700,000 worth of The Company Shares at the time of the execution of this Agreement; and (ii) for each calendar quarter, beginning on the Merger Date, PeriNet shall earn $175,000 worth of The Company Shares if the following revenue targets are attained: Q4 2006 - $315,000; Q1 2007 – 125% of Q4 2006 actual revenue; Q2 2007 - 125% of Q1 2007 actual revenue; and Q3 2007 - 125% of Q2 2007 actual revenue.  In the event PeriNet revenue is less then the revenue target but is at least 50% of the revenue target, PeriNet shall earn 25% of the $175,000 quarterly maximum earn out.  In the event PeriNet revenue is less then the revenue target but is at least 75% of the revenue target, PeriNet shall earn 50% of the $175,000 quarterly maximum earn out.  In the event PeriNet revenue is less then the revenue target but is between 91% and 109% of the revenue target, PeriNet shall earn 100% of the $175,000 quarterly maximum earn out.  In the event that the PeriNet revenue exceeds 110% of the revenue target, PeriNet shall earn an additional $17,500 worth of The Company Shares for that calendar quarter in which 110% of the revenue target is exceeded.  The Company Shares shall be due 60 days following the close of each calendar quarter and in no event sooner than any quarterly required SEC Documents are filed.

The agreement contains a default provision. In the event PeriNet fails to attain the revenue targets for either Q4 2006 or Q1 2007 due to the fault of  The Company or The Company management (e.g. The Company is unable to fund PeriNet in such a fashion that it can maximize its revenue), PeriNet reserves the right to unwind the Merger, on or before April 15, 2007, and return to The Company any consideration received under the Merger Agreement as amended.

This Amendment of the Current Report on Form 8-K/A provides the required financial information and amends Item 9.01(a) and (b) of the Current Report on Form 8-K filed by SoftNet Technology Corp. on October 5, 2006.

Item 9.01 – Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The following financial statements of PeriNet Technologies, LLC. are being filed with this report as Exhibit 99.1:
Report of Independent Registered Public Accounting Firm;
Balance Sheet as of December 31, 2005 and June 30, 2006(unaudited);
Statements of Operations for the years ended December 31, 2005 and 2004 and for the six months ended June 30, 2005 and 2004(unaudited);
Statements of Cash Flows for the years ended December 31, 2005 and 2004 and for the six months ended June 30,2006 and 2005(unaudited); and
Notes to Financial Statements.

(b)	The following pro forma financial information is being filed with this report as Exhibit 99.2:
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2006;
Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2006;
Unaudited Pro Forma Condensed Combined Statement of Operations for the twelve months ended December 31, 2005; and
Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what SoftNet Technology Corp.'s ("SoftNet") financial position or results of operations actually would have been had SoftNet completed the acquisition as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

(c)	Exhibits

Exhibit Number	Description

99.1	Financial Statements listed in Item 9.01(a)
99.2	Pro Forma Financial Information listed in Item 9.01(b)
99.3	Second Addendum to Merger Agreement

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTNET TECHNOLOGY CORP.

Date: December 10, 2006	By:	/s/ James Booth
James Booth
Chairman of the Board, CEO